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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1998, except with respect to the matter discussed in Note 12, as to which the date is January 28, 1998, included in Forrester Research, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                            Arthur Andersen LLP


Boston, Massachusetts
March 27, 1998







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